UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2012

Yahoo! Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

(408) 349-3300

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2012, the Board of Directors (the “Board”) of Yahoo! Inc. (“Yahoo!”) appointed Daniel S. Loeb, Harry J. Wilson and Michael J. Wolf to serve as directors of Yahoo!, effective May 16, 2012. Yahoo! agreed to appoint Messrs. Loeb, Wilson and Wolf to the Board pursuant to the terms of that certain Settlement Agreement, dated May 13, 2012, by and among Yahoo!, Third Point LLC (“Third Point”), Messrs. Loeb, Wilson and Wolf and the other parties listed on the signature pages thereto (the “Settlement Agreement”). The information provided in Item 1.01 of Yahoo!’s Current Report on Form 8-K filed on May 14, 2012 regarding the Settlement Agreement, including the information concerning the committees of the Board on which Messrs. Loeb, Wilson and Wolf are expected to serve, is incorporated herein by reference. In addition, each of Messrs. Wilson and Wolf previously received $50,000 from Third Point in consideration of his agreement to serve as a nominee of Third Point for election to the Board. There are no other arrangements between any of Messrs. Loeb, Wilson and Wolf and any other persons pursuant to which any of such new directors was selected as a director. None of Messrs. Loeb, Wilson or Wolf has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Messrs. Loeb, Wilson and Wolf will each participate in the current director compensation arrangements applicable to non-employee directors, as described in Item 11 of Amendment No. 1 to Yahoo!’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 27, 2012, except that Mr. Loeb has waived receipt of all equity awarded by Yahoo! pursuant to such compensation arrangements. Yahoo! intends to enter into its standard form of indemnification agreement with each of Messrs. Loeb, Wilson and Wolf.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YAHOO! INC.
(Registrant)

By:	/s/ Michael J. Callahan
Michael J. Callahan
Executive Vice President, General Counsel and Secretary

Date: May 17, 2012

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